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                                                                   Exhibit 10.11

        AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 8, 1996 among CARDMEMBER PUBLISHING CORPORATION, a Delaware corporation (the "Company"), the lenders parties hereto (each a "Lender" and, collectively, the "Lenders"), and BROWN BROTHERS HARRIMAN & CO., as agent for the Lenders (in such capacity, the "Agent")


                                   WITNESSETH

        WHEREAS, the Company, the Lenders and the Agent entered into a Credit Agreement dated as of September 9, 1994 (as amended, supplemented or modified from time to time, the "Credit Agreement"); and

        WHEREAS, the Company, the Lenders and the Agent wish to amend and restate such Credit Agreement;

        NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto agree to amend and restate such Credit Agreement as follows:

        SECTION 1.  DEFINITIONS

        1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate": shall mean as to any Person, (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer (i) of such Person or (ii) of any Person described in clause (a) above. Anything herein to the contrary notwithstanding, each of the Shareholders, their spouses, their parents, children and siblings and any spouse or child of their parents, children and siblings and any Person controlled by any of the foregoing shall be deemed for purposes of this Agreement to be an Affiliate of the Company and each of its Subsidiaries.

        "Agreement": shall mean this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

        "Bankruptcy Event": shall mean one or more of the following events: (a) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its
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Subsidiaries shall make a general assignment for the benefit of its creditors;
or (b) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which results in the entry of an order for relief or any such adjudication or appointment; or (c) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a) or (b) above; or (d) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

        "Base Rate": shall mean, with respect to any day, the higher of (i) rate of interest established by Brown Brothers Harriman & Co. as its base commercial lending rate for such day and (ii) the Federal Funds Rate for such day plus 0.5% per annum.

        "Borrowing": shall mean a borrowing hereunder consisting of Loans made at the same time by the Lenders to the Company pursuant to Section 2.

        "Business Day": shall mean a day on which commercial banks in New York, New York are not authorized or required by law or executive order to close.

        "Capitalized Lease": shall mean, as to any Person, (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of such Person, and (b) any other such lease the obligations under which are capitalized on the balance sheet of such Person.

        "CERCLA": shall have the meaning given to such term in subsection 5.15.

        "Closing Date": shall mean the date on which the initial Loans hereunder are made.

        "Code": shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral": shall mean any property in which the Collateral Agent, for the benefit of the Agent and the Lenders, has been granted a security interest pursuant to the Security Agreement, the Shareholder Pledge Agreement or a Subsidiary Security Agreement.

        "Collateral Agent": shall mean Brown Brothers Harriman & Co., in its capacity as collateral agent.

        "Consolidated Net Income": shall mean, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined in accordance with GAAP.


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        "Control": shall mean, with respect to any Person, the power, direct or indirect, to vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise. Notwithstanding any provision herein to the contrary, Thomas St. Denis shall not be deemed to control the Company for purposes of this definition.

        "Dollars" and "$": shall mean lawful currency of the United States of America.

        "Environmental Laws": shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

        "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Group": shall mean the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 4001 of ERISA or Section 414(b), (c), (m), (n) or (o) of the Code.

        "Federal Funds Rate": shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

        "GAAP": shall mean generally accepted accounting principles in the United States of America in effect from time to time.

        "Governmental Authority": shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


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        "IMPAO": shall mean IMPAQ Marketing Corporation, a Delaware corporation wholly-owned by the Company.

        "Lending Office": shall mean, with respect to each Lender the office specified opposite such Lender's name on Schedule I or such other office as such Lender may designate in writing from time to time to the Company and the Agent.

        "Lien": shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

        "Loan": shall mean a loan by a Lender pursuant to subsection 2.1.

        "Maximum Amount": shall mean $3,000,000.

        "Multiemployer Plan": shall mean a Plan which is a multiemployer plan as defined in Section 4001(a) (3) of ERISA.

        "Note": shall mean an amended and restated demand promissory note of the Company payable to the order of a Lender, evidencing the Loans made by such Lender as provided for herein, substantially in the form of Exhibit A, and any promissory note or notes of the Company issued in substitution thereof.

        "Notice of Borrowing": shall mean an irrevocable notice from the Company to the Agent, substantially in the form of Exhibit B, pursuant to which the Company requests a Borrowing.

        "Obligations": shall mean any and all of the debts, obligations and liabilities of the Company to the Lenders or the Agent provided for or arising under this Agreement or the Related Documents to which the Company is a party (including, without limitation, the Obligation to repay all Loans and to pay interest thereon or fees related thereto and to pay all costs of collection, including the fees and disbursements of counsel), whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

        "PBGC": shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.


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        "Percentage of Maximum Amount": shall mean, with respect to any Lender, the percentage of the Maximum Amount represented by such Lender's right to make Loans to the Company.

        "Person": shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Plan": shall mean any employee benefit plan which is covered by Title IV of ERISA or is subject to the funding requirements under Section 412 of the Code (or the corresponding provisions of ERISA) and in respect of which the Company or any member of the ERISA Group is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Quarterly Payment Dates": shall mean the last day of each February, May, August and November of each year, commencing May 31, 1996.

        "RCRA": shall have the meaning given to such term in subsection 5.15.

        "Related Documents": shall mean each Note, the Security Agreement, the Shareholder Guarantee, the Shareholder Pledge Agreement, each Subsidiary Guaranty and each Subsidiary Security Agreement.

        "Reportable Event": shall mean any of the events set forth in Section 4043(b) of ERISA.

        "RSVP": shall mean RSVP Publishing Limited, a company organized under the laws of England and Wales.

        "Security Agreement": shall mean the Security Agreement in substantially the form of Exhibit C between the Company and the Collateral Agent.

        "Shareholders": shall mean Gary Johnson, Thomas St. Denis, Dennis Walker, or any of them, as the context may require.

        "Shareholder Guarantee": shall mean the Guarantee in substantially the form of Exhibit D executed by each of the Shareholders, on a joint and several basis (and acknowledged by their respective spouses, guaranteeing the payment of the Obligations.

        "Shareholder Pledge Agreement": shall mean the Pledge Agreement in substantially the form of Exhibit E among the Shareholders and the Collateral Agent securing the Shareholder Guarantee.


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        "Single Employer Plan": shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Subsidiary": shall mean as to any Person, a corporation or other business entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or other business entity are at the time owned, directly or indirectly through one or more intermediaries, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

        "Subsidiary Guarantee": shall mean the Guarantee in substantially the form of Exhibit F executed by a Subsidiary of the Company guaranteeing payment of the Obligations.

        "Subsidiary Security Agreement": shall mean the Security Agreement in substantially the form of Exhibit G between a Subsidiary of the Company and the Collateral Agent securing such Subsidiary's obligations under a Subsidiary Guarantee.

        1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Related Documents or any certificate or other document made or delivered pursuant hereto or thereto.

        (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

        (c) Defined terms in this Agreement shall include in the singular number, the plural and in the plural number, the singular. The correlative of any term defined in this Agreement shall, unless the context otherwise requires, have the same meaning as such defined term.

        (d) Unless the context otherwise requires, any pronoun shall include the corresponding masculine, feminine and neuter forms.

        (e) References in this Agreement to any other agreement, document or instrument shall, unless the context otherwise requires, include such other agreement, document or instrument as the same may be from time to amended, restated, supplemented or otherwise modified.

        1.3 Accounting Principles. (a) As used herein and in the Related Documents, and any other certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company not defined in subsection 1.1 shall have the respective meanings given to them under GAAP.

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        (b) Unless (i) otherwise required under applicable accounting rules,
(ii) required in the case of a filing of a registration statement with the Securities and Exchange Commission in connection with an initial public offering of securities by the Company or (iii) the Company and its firm of independent accountants of nationally recognized standing acceptable to the Lenders deem a change to be appropriate, the Company shall not make any change in the accounting treatment utilized by the Company under GAAP without the consent of the Lenders; provided, that if any of clause (i), (ii) or (iii) is applicable, the Company will notify the Lenders prior thereto and advise the Lenders of the effect, if any, such change will have on the presentation of the Company's financial statements and the financial computations required hereunder.

        SECTION 2.  CREDIT FACILITIES

        2.1 Loans. From time to time after the Closing Date, the Company may request Loans, provided, that, without limiting in any manner any Lenders' discretion to make Loans available to the Company, the sum of all outstanding Loans immediately after the making of each Loan shall not exceed the Maximum Amount.

        2.2 Manner of Borrowing. The Company shall give the Agent a duly completed Notice of Borrowing not later than 10:00 a.m., New York City time, on the Business Day immediately preceding the date of such Borrowing. Each such Notice of Borrowing shall be irrevocable and shall specify: (i) the amount of such Borrowing, which shall be an amount of $100,000 or a multiple thereof; and
(ii) the date of such Borrowing, which shall be a Business Day. Each Lender will review each such request on a case by case basis. The decision to make a Loan shall be made by such Lender in its absolute and sole discretion and irrespective of whether or not the Company is in compliance with any of the terms or conditions of this Agreement or any of the Related Documents. Each Lender reserves the right to summarily refuse any request for a Loan without any review. No Borrowing shall be made unless all of the Lenders agree to participate in such Borrowing. This AGREEMENT DOES NOT CONSTITUTE A COMMITMENT, AND EACH LENDER SHALL HAVE NO OBLIGATION HEREUNDER, TO ISSUE OR GRANT ANY LOANS. If each Lender has agreed to participate in such Borrowing, each Borrowing shall be made ratably from the Lenders in proportion to each Lender's Percentage of the Maximum Amount. Upon receipt by the Agent of a Notice of Borrowing as aforesaid, the Agent shall promptly advise each Lender of the details thereof.

        2.3 Disbursement of Loans. Upon notification from the Agent that all of the Lenders have agreed to a Borrowing requested by the Company pursuant to subsection 2.2, each Lender shall make the Loans to be made by it available by transferring the amount thereof in Dollars to the Agent not later than 12:00 noon, New York City time, on the relevant borrowing date. The Agent shall make the amounts received from the Lenders immediately available to the Company by crediting the amount thereof on the date of borrowing to the Company's account with the Agent.


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        2.4 Notes. The Loans made by each Lender shall be evidenced by a Note.
Each Lender will note on its internal records the date and amount of each Loan made by such Lender, the date and amount of each repayment of principal thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. Failure to so record any such information shall not alter the obligations of the Company under this Agreement or such Note.

        2.5 Repayment of Principal.

        (a) EACH LOAN SHALL BE REPAYABLE ON THE EARLIER OF (i) DEMAND, (ii) THE OCCURRENCE OF A BANKRUPTCY EVENT, OR (iii) TERMINATION OF THIS AGREEMENT BY THE COMPANY PURSUANT TO SUBSECTION 2.7. In addition, if at any time the aggregate outstanding principal amount of all Loans exceeds the Maximum Amount, then the Company shall immediately pay to the Agent for the account of the Lenders the amount equal to such excess, together with accrued interest thereon.

        (b) Anything herein to the contrary notwithstanding, the Company may at any time and from time to time repay the then outstanding Loans comprising any Borrowing, in whole or in part, without premium or penalty, upon not less than one (1) Business Day's irrevocable notice to the Agent, specifying the date and amount of repayment and, if more than one Borrowing is outstanding, which Borrowing is to be repaid. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. Any notice of repayment given by the Company shall obligate the Company to make the repayment specified in such notice on the date specified therein. Accrued interest on any amount repaid in accordance with the terms hereof shall, in accordance with subsection 2.6, be payable on the date such repayment is required to be made as provided herein. Any partial repayment of a Borrowing shall be in an aggregate principal amount of $100,000 or whole multiples of $100,000 in excess thereof, and shall not result in the remaining amount of such Borrowing being less than $100,000.

        2.6 Payment of Interest. The Company shall pay interest on the unpaid principal amount of each Loan from and including the date of such Loan to but not including the date on which such Loan is paid in full at a fluctuating rate per annum equal to the Base Rate in effect from time to time plus the applicable margin payable quarterly in arrears on each Quarterly Payment Date and on the date such Loan is paid in full. The applicable margin referred to in the preceding sentence shall be 1.50%, provided, that if the Company's Consolidated Net Income for the fiscal year ending June 30, 1996 is greater than or equal to $1,200,000, then the applicable margin shall be 1.00% (such change to be effective from and including June 30, 1996 so long as the Company delivers its consolidated financial statements and accompanying certificate to the Agent pursuant to subsection 6.1(a), provided that if the Company shall fail to deliver such financial statements on a timely basis, such change shall be effective as of the date on which the Company delivers such financial statements).


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Notwithstanding the foregoing, if the Company shall fail to pay any installment of principal of or interest on any Loan when due, or shall fail to perform any of its other obligations under this Agreement or any Related Document, then the Company shall pay interest as provided in subsection 7.3. The Agent agrees to promptly notify the Company and the Lenders of each change in the Base Rate, provided that any failure to give such notice shall not affect any such change or relieve the Company of any of its Obligations except that the Company shall not be required to pay interest as provided in subsection 7.3 in the event that the Company pays less than the full amount of interest when due solely as a result of the Agent's failure to provide such notice of a change in the Base Rate to the Company.

        2.7 Termination. The Company may terminate this Agreement upon not less than 30 days' prior written notice to the Agent and the Lenders at any time, provided, that on the date specified by the Company for termination all amounts due and payable to the Agent, the Collateral Agent and the Lenders under this Agreement and the Related Documents shall have been paid in full. No termination of this Agreement, for whatever reason, shall affect the obligations and liabilities of the Company hereunder which arose prior to such termination or the Agent's, the Collateral Agent's or any Lenders' rights, powers and remedies with respect thereto.

        SECTION 3.  FEES; PAYMENTS

        3.1 Fees.

        (a) Amendment Fee. The Company shall pay to the Agent, for the account of the Lenders, on the Closing Date an amendment fee equal to $25,000.

        (b) Arrangement Fee. The Company shall pay to the Agent, for its own account, an arrangement fee from and including the Closing Date to and including the later of (x) the date of termination of this Agreement in accordance with the terms hereof and (y) the date on which all Loans are paid in full, computed at the rate of 1.0% per annum of the Maximum Amount. Such fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the later of the dates specified in clauses (x) and (y) of the preceding sentence. The Agent may not change the amount of the arrangement fee unless it provides the Company with not less than 90 days prior written notice of its intention to do so.

        3.2 Computation of Interest and Fees. All interest and fees shall be calculated on the basis of a 360-day year and paid for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change is announced. In computing the amount of interest or fees payable in respect of any period, the first day of such period shall be included and the last day of such period shall be excluded.


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        3.3 Pro Rata Treatment and Payments. Each Borrowing by the Company from the Lenders and each payment by the Company on account of any fee (other than fees for the account of the Agent) shall be made pro rata according to each Lender's Percentage of the Maximum Amount, except as otherwise expressly provided herein. Each payment by the Company on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. All payments to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Lenders (except for fees for the account of the Agent), at the Agent's office designated for such purpose, in Dollars and in immediately available funds not later than 12:00 noon, New York City time, on the date on which such payment shall become due. Any payment received after such time on any Business Day shall be deemed to have been received on the next Business Day. The Agent shall distribute such payments to the Lenders in like funds on the day of receipt or deemed receipt of such payments. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        3.4 Taxes. (a) All payments made by the Company under this Agreement and the Notes shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or in which it has its principal office or its Lending Office or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder or under the Notes at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of each Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify and hold harmless the Agent and the Lenders against, and reimburse the Agent and the Lenders upon demand for, any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure.

        (b) Each Lender will promptly notify the Company and the Agent upon becoming aware of any event which will cause the Company to pay any additional amount pursuant to paragraph (a) above.


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        3.5 Assumed Payments. Unless the Agent shall have been notified by a
Lender or the Company prior to the date on which such Lender or the Company is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Company (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available. In addition, the party that failed to make the Required Payment shall, on demand, pay interest to the Agent for its own account in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate equal to the sum of the Base Rate plus 5.50% per annum; provided, however, that if the party that failed to make the Required Payment is a Lender, such interest shall accrue at the Federal Funds Rate for the first three Business Days such amount is unpaid and thereafter at the Base Rate plus 2% per annum.

        3.6 Capital Adequacy. (a) In the event that any Lender shall have determined that the adoption or implementation of, or any change in, any law, rule, regulation or guideline regarding capital adequacy, capital maintenance or similar requirement or any change in the interpretation or application thereof or compliance by any Lender or any corporation controlling any Lender with any request, guideline, policy or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such Lender's controlling corporation's capital as a consequence of its obligations hereunder or its Loans to a level below that which such Lender or such Lender's controlling corporation could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's or such Lender's controlling corporation's policies with respect to capital adequacy), then from time to time, upon demand by such Lender to the Company (with a copy to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

        (b) Any such Lender will promptly notify the Company and the Agent upon becoming aware of any event which will cause it to demand payment of any additional amount pursuant to paragraph (a) above and shall furnish to the Company a certificate containing a determination made in good faith of such additional amount and the justification therefor and showing in reasonable detail the computation thereof. Determinations and allocations by any Lender of any additional amounts payable by the Company pursuant to paragraph (a) of this subsection 3.6 shall be conclusive absent manifest error.


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        (c) If any additional amount becomes or will in the future become payable for the account of any Lender under paragraph (a) of this subsection 3.6, then such Lender will (if so requested by the Company, but without prejudice to the provisions of this subsection 3.6) consult with the Company and the Agent with a view to agreeing upon a mutually acceptable alternative arrangement including the transfer of such Lender's Lending Office to another jurisdiction, if, in its sole discretion, such transfer is not in any way disadvantageous to it or contrary to its policies) which will avoid or minimize the payment of such additional amount in the future and which is not prejudicial to it.

        (d) The agreements contained in this subsection 3.6 shall survive for a period of one year following repayment of the Obligations.

        SECTION 4.  CONDITIONS PRECEDENT

        4.1 Conditions to Effectiveness. This Agreement shall be effective upon the satisfaction of each of the following conditions precedent:

        (a) This Agreement. The Agent shall have received, with copies for each Lender, a counterpart hereof duly executed by the Company;

        (b) Notes. The Agent shall have received the Notes;

        (c) Legal Opinions of Counsel to the Company. The Agent shall have received, with copies for each Lender, an executed legal opinion, addressed to the Agent and the Lenders, of Diserio Martin O'Connor & Castiglioni, counsel to the Company and the Shareholders, substantially in the form of Exhibit H;

        (d) Corporate Proceedings. The Agent shall have received, with a copy for each Lender, a copy of resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of the Company authorizing the execution, delivery and performance by it of this Agreement and the Notes, certified by the Secretary or an Assistant Secretary of the Company, which certificate shall state that the resolutions thereby certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the date of such certificate;

        (e) Good Standing Certificates. The Agent shall have received, with a copy for each Lender, a certificate from the Secretary of State, or other appropriate authority, evidencing the good standing of the Company in its jurisdiction of incorporation;

        (f) Corporate Documents. The Agent shall have received, with a copy for each Lender, a copy of (i) the charter of the Company, and all amendments thereto, certified by the Secretary of State, or other appropriate authority, of the jurisdiction of its incorporation, and (ii) the by-laws of the Company, certified by its Secretary or an Assistant Secretary;

        (g) Incumbency Certificate. The Agent shall have received, with an executed counterpart for each Lender, a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the incumbency and signatures of the officers of the Company executing this Agreement and the Notes and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

        (h) Officer's Certificate. The Agent shall have received, with a copy for each Lender, a certificate from an appropriate officer of the Company certifying that (i) the representations and warranties contained in Section 5 and in the Related Documents are accurate and complete and (ii) the Company has not failed to perform any of its obligations under this Agreement or any Related Document;

        (i) Fees and Expenses. The Agent shall have received all compensation and other amounts payable to it, including, without limitation, all amounts payable under subsections 3.1(a), 3.1(b) and 9.5(a), on or prior to the date of the initial Loan;

        (j) Collateral. The Collateral Agent shall have received (i) evidence that all filings and other action necessary to perfect the Collateral Agent's security interest in the Collateral, on behalf of the Agent and the Lenders, have been made and the Lien perfected by such filings has priority over any other Liens except as otherwise provided herein, and (ii) to the extent Collateral is maintained on any of the leased premises listed on Schedule 4.1, an agreement from the landlord thereof confirming that such landlord has subordinated its landlord lien in the Company's personal property to the security interests of the Collateral Agent, for the benefit of the Agent and the Lenders, and that such landlord will provide the Collateral Agent with reasonable access to such facility to exercise, to the extent permitted by law, the Collateral Agent's remedies.

        (k) Supporting Documents. The Agent shall have received, with copies for each Lender, such other documents, certificates, opinions or financial or other information as the Agent or any of the Lenders may reasonably request; and

        (l) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the Related Documents, shall be reasonably satisfactory in form and substance to the Agent and its counsel. The Company hereby instructs the counsel referred to in subsection 4.1(c) to prepare its legal opinion and to deliver it to the Agent for the benefit of the Agent and each Lender.

        SECTION 5.  REPRESENTATIONS AND WARRANTIES

        The Company hereby makes the following representations and warranties to the Agent and to each Lender.

        5.1 Financial Condition. (a) The consolidated balance sheets of the Company as at June 30, 1990, 1991, 1992, 1993 and 1994 and 1995 and the related consolidated statements of income, stockholders' investment and cash flows for the fiscal year ended on each such date, audited by Price Waterhouse, copies of which have heretofore been furnished to the Agent and to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company as at each such date, and the consolidated results of its operations and cash flows for the fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or officer, as the case may be, and as disclosed therein).

        (b) As of the date hereof, the Company does not have any material liability or obligation of any nature, absolute, accrued, contingent or otherwise, or any material judgment or long term lease or unusual forward or long term commitment, which is not reflected in the financial statements referred to in subsection 5.1(a), or the notes accompanying such financial statements, or otherwise set forth on Schedule 4.1 other than liabilities and obligations incurred under this Agreement.

        (c) The Company's financial projections and forecasts covering the period from 1996 through 1997 delivered to the Agent and each Lender prior to the date thereof were prepared in good faith on the basis of the assumptions set forth therein (which assumptions were believed to be reasonable) and represented, as of the date thereof, the Company's best reasonable estimate of the information purported to be shown therein and the Company is not aware of any information which would reasonably lead it to believe that such projections or forecasts, are misleading in any material respect.

        (d) The Company is not entering into the arrangements contemplated hereby and by the Related Documents nor does it intend to make any transfer or incur any obligations hereunder or thereunder with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to the transactions, contemplated hereby (x) the Company will not have incurred nor does the Company intend or believe that it will incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source and amounts payable on or in respect of any of its debts); (y) the Company, after taking into account all other anticipated uses of its cash, anticipates being able to pay all amounts on or in respect of its debts when such amounts are required to be paid; and (z) the Company has sufficient capital with which to conduct its present and proposed business and its property does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this subsection 5.1(d), "debt" means any liability on a claim, and a "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each Borrowing (and after giving effect to all Borrowings as of such date), the representations set forth in this subsection 5.1(d) shall be true and correct with respect to the Company on such date.

        5.2 No Change. Since June 30, 1995, there has been no material adverse change in the business, operations, prospects, or financial condition of the Company or any of its Subsidiaries or in any of the Collateral or the ability of the Company to perform its obligations under this Agreement, the Notes or any other Related Document to which it is a party.

        5.3 Corporate Existence. The Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) has obtained all licenses (governmental or otherwise), authorizations and consents necessary to own and operate its properties and transact its business and (d) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which a failure so to qualify could reasonably be expected to have a material adverse effect on its business, operations, prospects or financial condition. The Company has no Subsidiaries except IMPAQ and Countrywide Dental, Inc. Neither IMPAQ or Countrywide Dental, Inc. has any Subsidiaries. IMPAQ owns a 50% interest in RSVP.

        5.4 Corporate Power; Authorization. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party and to consummate the transactions contemplated herein and therein and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Related Documents to which it is a party and the consummation of the transactions contemplated herein and therein. Each Subsidiary has the corporate power and authority to execute, deliver and perform its obligations under the Related Documents to which it is a party and to consummate the transactions contemplated therein and has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is a party and the consummation of the transactions contemplated therein.

        5.5 Binding Effect. This Agreement and the Related Documents to which the Company is a party have been duly executed and delivered by the Company and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms. The Related Documents to which each Subsidiary is a party have been duly executed and delivered by such Subsidiary and constitute its legal, valid and binding obligations enforceable against it in accordance with their terms.

        5.6 Consents; Non-Contravention. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company or any Subsidiary of this Agreement and the Related Documents or the consummation of the transactions contemplated herein and therein, except such as have been obtained or made and are in full force and effect. The execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby, will not (a) violate any law, rule or regulation applicable to the Company or its Subsidiaries or any provision of the charter or by-laws of the Company or any of its Subsidiaries, (b) conflict with, result in a breach or termination of, or constitute a default under, any provision of any indenture, mortgage, lease (capital or operating) or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets is bound, or any license, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties or (c) result in, or require the creation or imposition of, any Lien upon or with respect to any properties now or hereafter owned by the Company or any of its Subsidiaries other than the Liens created under the Security Agreement and any Subsidiary Security Agreement.

        5.7 No Material Litigation. Except as set forth on Schedule 5.7, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) which if adversely determined may have a material adverse effect on the business, operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement and the Related Documents to which it is a party or (b) which questions or would question the validity or enforceability of this Agreement or the Related Documents.

        5.8 No Default. Neither the Company nor any of its Subsidiaries is in violation of or in default under any term or provision of any (a) charter or by-law or (b) mortgage, indenture, lease, agreement, instrument, law, rule, regulation, judgment, decree, order, writ or injunction applicable to it, except in the case of this clause (b) for such violations or defaults that would not have a material adverse effect on the business, operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company or any Subsidiary to perform its obligations under this Agreement and the Related Documents to which it is a party. The Company has not failed to perform any of its obligations under this Agreement or any Related Document.

        5.9 Ownership of Property; Liens. (a) The Company and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, all its real property and other property, subject in each case only to encumbrances that do not materially adversely affect its ability to use such property for the purposes for which it is currently being used, and none of such property is subject to any Lien.

        (b) The Company and each of its Subsidiaries possesses sufficient permits, licenses, patents, patent rights, trademarks, trademark rights', trade names, trade name rights, service marks, service mark rights and copyrights necessary for the conduct of the business of the Company and each of its Subsidiaries.

        5.10 No Burdensome Restrictions. Neither the Company nor any of its Subsidiaries is party to any agreement or instrument or subject to any legislative or charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which could reasonably be expected to materially and adversely affect its business, operations, prospects or financial condition.

        5.11 Taxes. The Company and each of its Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessment relating to such tax returns made against it or any of its properties and all other taxes, assessments, fees or other charges imposed on it or any of its properties by any Governmental Authority or agency which are not yet delinquent, except for any taxes, assessments, fees or other charges which are being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established; no tax liens have been filed other than Liens for taxes on property not yet delinquent, and, to the knowledge of the Company, no material claims are being asserted with respect to any such taxes, fees or other charges, except for any claims which are being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established.

        5.12 Margin Regulations. Neither the Company nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and T of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Loans hereunder will be used directly or indirectly for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and T of the Board of Governors of the Federal Reserve System or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors.

        5.13 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        5.14 Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Single Employer Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Single Employer Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Single Employer Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Single Employer Plan, which has resulted in, or could result in, the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, (iii) incurred any liability under Title IV of ERISA with respect to any Plan which has not been paid in full, other than a liability to the PBGC for premiums under Section 4007 of ERISA, (iv) taken any steps to terminate any Single Employer Plan or to appoint a receiver to administer any such Plan, or to withdraw from any Multiemployer Plan or initiated steps to do so or (v) adopted any amendment to a Plan with respect to which security is required pursuant to
Section 401(a) (29) of the Code or initiated any steps to do so. No Reportable Event or non-exempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Single Employer Plan or, to the best of its knowledge, any Multiemployer Plan. No condition exists under which any member of the ERISA Group could have liability under
Section 4069 or 4212 of ERISA.

        5.15 Environmental Matters. (a) The Company and each of its Subsidiaries has complied and is currently in compliance with all Environmental Laws; (b) no solid or hazardous or toxic wastes or hazardous substances (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or the Resources Conservation and Recovery Act, as amended ("RCRA"), or under any successor or similar law or any applicable state or local law) are processed, discharged, stored, treated, disposed of, or managed at any facility owned, leased or operated by the Company or any of its Subsidiaries or, at the request or behest of the Company or any of its Subsidiaries, at any adjoining site, so as to require a license, permit or authorization of any type from any Governmental Authority other than licenses, permits or authorizations which have been obtained or applied for or where the failure to obtain such licenses, permits or authorizations could not have a material adverse effect on the Company or any of its Subsidiaries; and (c) no claim has been made against the Company or any of its Subsidiaries or, to the best of its knowledge, against any predecessor in respect of any "facility" owned, leased or operated by it under CERCLA, or under a federal, state, local or municipal statute, ordinance or regulation in respect of the environment, or by the Environmental Protection Agency or by any federal, state, local or municipal enforcement agency having jurisdiction over the protection of the environment, or by any private Person bringing an action in respect of or under any law designed to protect the environment. To the best of the Company's knowledge, the Company and each of its Subsidiaries is in compliance with all applicable zoning and land use and building codes, laws, rules, regulations and ordinances.

        5.16 Disclosure. No representation or warranty made by the Company in this Agreement, or by the Company, any Subsidiary or any Shareholder in the Related Documents to which it is a party or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company which materially adversely affects, or which reasonably could be expected in the future to materially adversely affect, the business, operations, prospects or financial condition of the Company or any of its Subsidiaries or the ability of the Company and its Subsidiaries to perform their respective obligations under this Agreement and the Related Documents.

        5.17 Collateral. The Security Agreement, the Shareholder Pledge Agreement and each Subsidiary Security Agreement creates or will create a valid security interest in favor of the Collateral Agent, acting on behalf of the Agent and the Lenders, in the Collateral described therein securing the payment of the obligations secured thereby. All action necessary to perfect the security interest of the Collateral Agent, for the benefit of the Agent and the Lender, in such Collateral has been, or will be, taken, and such security interest has, or will have, priority over all other Liens except any perfected Liens arising in connection with any Capitalized Lease entered into by the Company.

        5.18 Employment Agreements. Set forth on Schedule 5.18 is a complete list of agreements between the Company or any of its Subsidiaries and any other Person providing for employment, severance, deferred or bonus payments, stock options or similar payments or arrangements for the benefit of any officer or director of the Company or any of its Subsidiaries. A true, correct and complete copy of each agreement or other document listed on Schedule 5.18 has been provided to the Agent which shall provide copies to each of the Lenders.

        5.19 Dividends. Since June 30, 1994, the Company has not declared or paid any dividends (other than dividends declared but not paid on the Series E Preferred Stock and the Series F Preferred Stock of the Company) or made any other distributions in respect of its capital stock or redeemed, retired, purchased or otherwise acquired for value any shares of its capital stock other than with respect to the Series G Preferred Stock.


        SECTION 6.  COVENANTS

        The Company hereby agrees that, so long as this Agreement remains in effect, and until the payment and performance in full of all Obligations, the Company shall:

        6.1 Financial Statements. Furnish to the Agent (which will provide copies to each Lender):

        (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of (i) the audited consolidated balance sheet of the Company as at the end of such year and the related audited consolidated statements of income, stockholders' investment and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, all in reasonable detail, certified, without qualification, by a firm of independent accountants of nationally recognized standing acceptable to the Lenders; and

        (b) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company as at the end of each such fiscal quarter and the related unaudited consolidated statements of income, stockholders' investment and cash flows of the Company for such quarter and the portion of the fiscal year through such date, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the corresponding period of the previous year, certified as to fairness of presentation by the chief financial officer, treasurer or controller of the Company;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP (except, in the case of interim financial statements, that such financial statements need not contain footnotes and shall be prepared substantially in accordance with GAAP) applied consistently throughout the periods reflected therein (except as approved by the Company's independent accountants and disclosed therein). In addition to the financial statements required to be delivered pursuant to (a) and (b) above, the Company agrees to deliver consolidating financial statements (including a balance sheet and statements of income, stockholders' investment and cash flows) at the same time it delivers its consolidated financial statements if either (i) the Company begins preparing consolidating financial statements in the ordinary course of its business or otherwise, or (ii) the gross revenues of any Subsidiary account for 15% or more of the Company's consolidated gross revenues.

        6.2 Certificates: Other Information. Furnish to the Agent (which shall provide copies to each Lender):

        (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) (or on such later date as received by the Company), a copy of the management letter delivered to the Company by its independent accountants in connection with such financial statements or, if there is no management letter, a letter from such independent accountants that no material weakness in internal control came to the attention of such accountants during such examinations other than weaknesses that have been corrected;

        (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate signed by the chief financial officer of the Company containing a statement that, to the best of such officer's knowledge, the Company during the relevant period has observed or performed all of its covenants and other agreements hereunder, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, except as described in such certificate (any such description to be in reasonable detail and to include a description of any action to be taken thereto);

        (c) within 30 days prior to the beginning of each fiscal year of the Company, a copy of projected consolidated balance sheets, statements of income and statements of cash flows of the Company, for such fiscal year, accompanied by a certificate of the chief financial officer of the Company stating the assumptions on which such statements were prepared;

        (d) promptly, copies of any regular and periodic financial information, and any other information and reports, which the Company shall send or make generally available to all its securityholders;

        (e) within 45 days after the end of each fiscal year of the Company, a report in form and substance reasonably satisfactory to the Agent outlining any changes in the Company's insurance coverage during such year and any changes planned in the subsequent fiscal year which materially affect such insurance coverage; and

        (f) promptly, such additional financial and other information as the Agent or any Lender (acting through the Agent) may from time to time reasonably request.

        6.3 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all laws, rules and regulations applicable to it (including, without limitation, all Environmental Laws), non-compliance with which could, singly or in the aggregate, materially adversely affect its business, operations, prospects or financial condition or which could impair the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Notes or any of the other Related Documents to which it is a party.

        6.4 Conduct of Business and Maintenance of Existence. Continue, and cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by it and reasonable extensions thereof and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain, and cause each of its Subsidiaries to maintain, all rights, privileges, contracts, copyrights, patents, trademarks, trade names and franchises necessary or desirable in the normal conduct of its business.

        6.5 Maintenance of Property; Insurance. Keep, and cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition; maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies (i) insurance on all its and its Subsidiaries' property in at least such amounts and against at least such risks (but including, in any event, public liability and product liability insurance if available) as are usually insured against in the same general area by companies engaged in the same or a similar business and (ii) key man life insurance on Gary Johnson, naming the Company as the primary beneficiary, in a minimum amount of $3,000,000; and furnish to the Agent on behalf of the Lenders, upon written request, full information as to all insurance carried. All insurance policies required by this subsection 6.5 shall be in form and substance and issued by companies reasonably satisfactory to the Agent and the Lenders. The Company may maintain the coverages required by clause (i) of this subsection 6.5 under blanket policies covering the premises and other locations owned or operated by the Company or any of its Subsidiaries if the terms of such blanket policies otherwise comply with the provisions of this subsection 6.5. All insurance policies shall name the Collateral Agent, for the benefit of the Agent and the Lenders, as sole loss payee and as an additional insured. Each policy of insurance required under this subsection 6.5 shall provide that it may not be cancelled or otherwise terminated without at least 30 days' prior written notice (or such other period as the Lenders may agree) to the Collateral Agent and shall permit (but not require or obligate) the Collateral Agent to pay any premium there for within 10 days after receipt of any notice stating that such premium has not been paid when due. Settlement of any claim under any of the insurance policies referred to in clause (i) of this subsection 6.5 involving a loss of $250,000 or more (in the reasonable judgment of the Agent) or under the key man life insurance policy referred to clause (ii) of this subsection 6.5 shall require the prior written approval of the Agent and all the Lenders. At least 30 days prior to the expiration of any insurance policy (or such other period as the Lenders may agree), a policy or policies renewing or extending such expiring policy or renewal or extension certificates shall be delivered to the Collateral Agent, together with a receipt showing payment of the premium therefor. The Company shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this subsection 6.5, unless the Collateral Agent, for the benefit of the Agent and the Lenders, is included thereon as a named insured and, if applicable, with loss payable to the Collateral Agent under a standard endorsement of the character described in this subsection 6.5 and the policy evidencing such insurance otherwise complies with the requirements of this subsection 6.5. The Company shall immediately notify the Agent whenever any such separate insurance policy is obtained and shall promptly deliver to the Collateral Agent the policy or certificate evidencing such insurance. The Company shall, immediately upon receipt of any written notice of any failure by the Company to pay any insurance premium in respect of any insurance required to be maintained under this subsection 6.5, furnish a copy of such notice to the Agent and the Collateral Agent.

        6.6 Inspection of Property; Books and Records; Discussions. (a) Keep, and cause each of its Subsidiaries to keep, proper books and records and accounts in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all dealings and transactions in relation to its business and activities; and (b) permit, and cause its Subsidiaries to permit, representatives and agents of the Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice at any reasonable time and as often as may reasonably be desired, and to discuss its business, operations, properties and financial and other condition with its officers, employees and independent accountants.

        6.7 Notice of Certain Events. Furnish to the Agent (which shall provide copies to each Lender):

        (a) promptly, and in any event within two Business Days of obtaining knowledge thereof, notice of the occurrence of any failure by the Company to perform its obligations under this Agreement or any Related Document, which notice shall be accompanied by a reasonably detailed description thereof and of any action to be taken with respect thereto;

        (b) promptly, and in any event within five Business Days of obtaining knowledge thereof, notice of any (i) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority or other Person, which if adversely determined would have a material adverse effect on the business, operations, prospects or financial condition of the Company or any of its Subsidiaries or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the other Related Documents to which it is a party, (ii) any litigation, investigation or proceeding which questions the validity or enforceability of this Agreement or any of the Related Documents or (iii) any litigation or proceeding potentially adversely affecting the Company or any of its Subsidiaries if the amount involved among all such litigations or proceedings in the aggregate is $1,000,000 or more, or in which injunctive or similar relief is sought, and of any judgment or decree entered against the Company involving a liability of $350,000 or more (singly or in the aggregate) or in which injunctive or similar relief is granted;

        (c) if and when the Company knows that any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Single Employer Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Single Employer Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Single Employer Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Single Employer Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Single Employer Plan pursuant to -Section 4063 of

ERISA, a copy of such notice; or (vii) fails to make any material payment or contribution to any Single Employer Plan or Multiemployer Plan or makes any amendment to any Single Employer Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of the Company setting forth details as to such occurrence;

        (d) promptly, and in any event, within five Business Days of obtaining knowledge thereof, notice of any occurrence or development which causes the representation contained in subsection 5.15 to be incorrect in any material respect;

        (e) promptly, and in any event at least five Business Days prior to the filing thereof with any Governmental Authority, copies of any amendment or supplement to its charter;

        (f) promptly, and in any event within five Business Days after obtaining knowledge thereof, notice of any change or proposed change in any law, statute, rule or regulation applicable to the Company or any of its Subsidiaries, including, without limitation, any law, statute, rule or regulation governing negative option renewals, that has or may reasonably be expected to have a material adverse effect on the business, operations, prospects or financial condition of the Company or any of its Subsidiaries; and

        (g) promptly, and in any event, within five Business Days of obtaining knowledge thereof, notice of any material adverse change in the business, operations, prospects or financial condition of the Company or any of its Subsidiaries.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of an appropriate officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or, if applicable, the member of the ERISA Group proposes to take with respect thereto.

        6.8 Payment of Taxes and Claims. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, as well as all lawful claims for labor, materials and supplies which, if unpaid, will by law become a Lien upon any of its properties; provided that the payment of any such tax, assessment, charge, levy or claim shall not be required so long as the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings (or, in the case of any such tax, assessment, charge or levy, so long as payment may be made without penalty) and adequate reserves are established with respect thereto in accordance with GAAP.

        SECTION 7.  REMEDIES

        7.1 Remedies. If the Company shall fail to pay any amount payable hereunder or under any Related Document when due or fails to perform any of its other obligations hereunder or under any Related Document, the Agent may, and at the request of the Lenders the Agent shall, enforce its rights and remedies hereunder and under any other document or instrument delivered in connection herewith, including directing the Collateral Agent to enforce any or all of its rights and remedies under the Security Agreement, the Shareholder Guarantee, the Shareholder Pledge Agreement, any Subsidiary Guarantee and any Subsidiary Security Agreement. Except as expressly set forth herein, the Company hereby waives presentment, demand, protest and all other notices of any kind.

        7.2 Set-Off. In addition to any rights and remedies of the Agent or the Lenders provided by law, the Agent and each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the occurrence of any failure by the Company to perform its obligations under this Agreement or any Related Document, to set off and apply against any indebtedness, whether matured or unmatured, of the Company to the Agent or such Lender, any amount owing from the Agent or such Lender at any of its branches or offices or from a corporation controlling the Agent or such Lender to the Company at, or at any time after, the occurrence of any failure by the Company to perform its obligations under this Agreement or any Related Document. The Agent and each Lender agrees promptly to notify the Company and the Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        7.3 Default Interest. Notwithstanding any other provision of this Agreement to the contrary, (a) except as otherwise provided in the proviso to the third sentence of subsection 2.07, if the Company shall fail to pay any amount owing to the Agent or any Lender under this Agreement when due (whether at stated due date, on acceleration or otherwise), then the Company will pay interest (before, as well as after, judgment) on demand to the Agent or such Lender, as the case may be, on the amount in default from the date such payment became due until payment in full at a rate equal to the sum of the Base Rate plus 5.50% per annum, such rate to change as and when the Base Rate changes and
(b) if any failure by the Company to perform its obligations under this Agreement or any Related Document or any Bankruptcy Event shall occur, then during the period such failure to perform or Bankruptcy Event shall be continuing, the rate of interest payable hereunder shall be the rate as provided in clause (a) above.


                  SECTION 8. THE AGENT AND THE COLLATERAL AGENT

        8.1 Appointment. Each Lender hereby irrevocably designates and appoints each of the Agent and the Collateral Agent as the agents of such Lender under this Agreement and the Related Documents, and each Lender irrevocably authorizes the Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Related Documents and to exercise such powers and perform such duties as are delegated to the Agent or the Collateral Agent, as the case may be, by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Related Document or otherwise exist against the Agent or the Collateral Agent.

        8.2 Delegation of Duties. The Agent and the Collateral Agent may execute any of their duties under this Agreement and the Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care except to the extent otherwise required by subsection 8.3.

        8.3 Exculpatory Provisions. Neither the Agent nor the Collateral Agent nor any of their respective partners, officers, directors, employees, attorneys, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Related Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Affiliates or any officer thereof contained in this Agreement or any Related Document or in any certificate, report, statement or other document referred to or provided for in or received by the Agent or the Collateral Agent under or in connection with this Agreement or any Related Document or for the value, validity, effectiveness (except its own due execution hereof), genuineness, enforceability or sufficiency of this Agreement or any Related Document or for any failure of the Company to perform its obligations hereunder or thereunder. Except as otherwise provided herein, neither the Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Related Document, or to inspect the properties, books or records of the Company or any of its Affiliates. Neither the Agent nor the Collateral Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Related Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished, or made in reliance on information furnished by or on behalf of the Company, by the Agent or the Collateral Agent to the Lenders or by or on behalf of the Company to the Agent, the Collateral Agent or any Lender.

        8.4 Reliance by Agent and Collateral Agent. The Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent and the Collateral Agent. The Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent or the Collateral Agent. The Agent and the Collateral Agent shall each be fully justified in failing or refusing to take any action under this Agreement or any Related Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (other than any liability or expense resulting from the Agent's or the Collateral Agent's gross negligence or wilful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Related Document in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all future holders of the Notes.

        8.5 Notice of Failure to Perform. Unless the Agent has actual notice of the failure by the Company to perform its obligations under this Agreement or any Related Document, the Agent shall not be deemed to have knowledge or notice of the occurrence of any such failure hereunder unless the Agent has received notice from a Lender `or the Company referring to this Agreement, describing such failure and stating that such notice is a "notice of failure to perform its obligations". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. In the case of any failure by the Company to perform its obligations under this Agreement or any Related Document, the Agent shall take such action with respect to such failure as shall be reasonably directed by the Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action for the protection and preservation of the Collateral as it shall deem advisable in the best interests of the Lenders. Each Lender agrees that it shall not make any demand for repayment of any amounts payable to such Lender hereunder unless each Lender agrees to make a demand for repayment of all amounts payable to such Lender. Prior to taking any such actions, the Lenders shall consult with each other and the Agent to determine the general plan of action and the steps to be taken in connection with such action, and they shall continue to consult with one another with respect thereto.

        8.6 Credit Decision. Each Lender expressly acknowledges that neither the Agent nor the Collateral Agent nor any of their respective partners, officers, directors, employees, attorneys, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or the Collateral Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent or the Collateral Agent to any Lender. Each Lender represents to the Agent and the Collateral Agent that it has, independently and without reliance upon the Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or are furnished to the Agent pursuant to the terms hereof in sufficient copies or counterparts for or for the account of the Lenders, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates which may come into the possession of the Agent or any of its partners, officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        8.7 Indemnification. The Lenders agree to indemnify the Agent and the Collateral Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Percentages of Maximum Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent or the Collateral Agent in any way relating to or arising out of this Agreement or the Related Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Collateral Agent's gross negligence or willful misconduct. The agreements in this subsection 8.7 shall survive the repayment of the Obligations.

        8.8 Individual Capacity. The Agent, the Collateral Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and any of its Subsidiaries as though it were not the

Agent or the Collateral Agent. With respect to its Loans made or renewed by it and any Note issued to it, the Agent and the Collateral Agent shall have the same rights and powers under this Agreement and the Related Documents as any Lender and may exercise the same as though it were not the Agent or the Collateral Agent, and the terms "Lender" and "Lenders" shall include the Agent and the Collateral Agent in their individual capacities.

        8.9 Successor Agents. Subject to the last sentence of this subsection 8.9, the Agent and the Collateral Agent may resign as Agent or Collateral Agent, as the case may be, at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Lenders, provided that no such resignation or removal shall become effective until a successor Agent or Collateral Agent, as the case may be, shall have been appointed and shall have accepted such appointment as provided in this subsection 8.9. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent or Collateral Agent, as the case may be. If no successor Agent or Collateral Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's or Collateral Agent's giving of notice of resignation or the Lenders' removal of the retiring Agent or Collateral Agent, then, upon five Business Days' notice to the Company and the Lenders, the retiring Agent or Collateral Agent may, on behalf of the Lenders, appoint a successor Agent or Collateral Agent, as the case may be, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such a bank, having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent or Collateral Agent hereunder by a successor Agent or Collateral Agent, such successor Agent or Collateral Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Collateral Agent, as the case may be, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement. After the retiring Agent's or Collateral Agent's resignation or removal hereunder as such agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such agent under this Agreement. Anything in this subsection 8.9 to the contrary notwithstanding, so long as the Company has not failed to perform its obligations under this Agreement or under any Related Document, Brown Brothers Harriman & Co. agrees not to resign as Agent or Collateral Agent or to take any action in its capacity as a Lender to remove itself as Agent or Collateral Agent.

        SECTION 9.  GENERAL PROVISIONS

        9.1 Amendments and Waivers. With the written consent of all of the Lenders, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or any Related Document or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of all of the Lenders, the Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Agent or the Lenders may specify in such instrument, any of the requirements of this Agreement or the Related Documents or any failure by the Company to perform its obligations under this Agreement or any Related Document and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall reduce any fees owing to the Agent or the Collateral Agent or amend, modify, supplement or waive any provision of Section 8 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Agent and all present and future holders of the Notes.

        9.2 Notices. Except as expressly otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto shall be in writing (including by telecopy or telex) and shall be effective when actually received at the following address in the case of the Company, the Agent and the Collateral Agent, and at the address set forth in Schedule I in the case of the other parties hereto, or in each case at such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

            The Company:

                   CardMember Publishing Corporation
                   680 Washington Blvd.  - Suite 1100
                   Stamford, CT 06901-3709
                   Attn:  Steven Levenherz
                   Telephone:  (203) 324-7635
                   Telecopy:  (203) 969-0812

            The Agent:

                   Brown Brothers Harriman & Co.
                   59 Wall Street
                   New York, NY 10005
                   Attn:  Chief Credit Officer
                   Telephone:  (212) 483-1818
                   Telecopy:  (212) 493-7280

            The Collateral Agent:

                   Brown Brothers Harriman & Co.
                   59 Wall Street
                   New York, NY 10005
                   Attn:  Chief Credit Officer
                   Telephone:  (212) 483-1818

                   Telecopy:  (212) 493-7280

Any notice, request or demand received on a day which is not a Business Day shall be deemed to have been received on the next following Business Day.

        9.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

        9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in any Related Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Related Documents for a period of three (3) years after the repayment of the Obligations.

        9.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, restatement, supplement or modification to, this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all their out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement or the Related Documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to each Lender, (c) to pay, and indemnify and hold harmless each Lender, the Agent and the Collateral Agent from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary, stamp, excise and other taxes (other than income taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the Related Documents, and (d) to pay, and indemnify and hold harmless each Lender, the Agent and the Collateral Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel) or disbursements of any kind or nature whatsoever incurred with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Related Documents (all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder to the Agent, the Collateral Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent, the Collateral Agent or any such Lender. The agreements in this subsection 9.5 shall survive the repayment of the Obligations.

        9.6 Benefit of Agreement; Participation; Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agent, the Collateral Agent and their respective successors and assigns, except that (i) the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and (ii) the Lenders may assign or transfer their respective rights or obligations under this Agreement only as provided in paragraphs (b) and (c) of this subsection
9.6. Any Lender may from time to time change the office, branch or agency of such Lender at which the Loans are made or carried; provided that if at the time of any change from one office, branch or agency to another the effect thereof would be to increase any amount payable by the Company under this Agreement then such change shall not be made without the prior written consent of the Company.

        (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, or any other rights and obligations of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Agent shall continue Lender's and under Agreement. Company agrees that each Participant shall be entitled to the benefits of subsection 3.4 with respect to its participation in the Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except any such amendment or waiver which would require the consent of all of the Lenders pursuant to subsection 9.1.

        (c) Subject to the last sentence of this paragraph (c), any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or to one or more additional banks or financial institutions (each an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an assignment agreement between such Assignee and such transferor Lender, substantially in the form of Exhibit I. Such assignment agreement shall be executed by such Assignee and such transferor Lender and shall be delivered to the Agent for acceptance by the Agent not less than five Business Days before the proposed effective date of such assignment, together with the payment of a $2,000 assignment fee for the Agent. Upon such execution, delivery, acceptance and payment, from and after the effective date specified in such assignment agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent of the portion of the rights and obligations of the transferor Lender purchased by it, have the rights and obligations of a Lender hereunder and under the Related Documents and (y) the transferor Lender thereunder shall, to the extent of the portion of its rights and obligations so sold, be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). On or after the effective date specified in such assignment agreement, upon request of the transferor Lender or the Assignee, the Company shall issue a new Note to the transferor Lender and/or the Assignee. Anything in this paragraph (c) notwithstanding, no transfer shall be made pursuant to this paragraph (c) if (i) such transfer by any one transferor Lender to any one Assignee which is not a Lender is in respect of less than $1,000,000 of the rights and obligations of such transferor Lender, or (ii) when less than all of the rights and obligations of such transferor Lender is transferred, the amount held by any transferor Lender would be less than $1,000,000 after giving effect to such transfer.

        (d) Notwithstanding anything to the contrary contained in this Agreement, any Lender may pledge, hypothecate or otherwise grant a security interest in all or any part of its rights hereunder or under its Note to any Federal Reserve Bank; provided that no such pledge, hypothecation or grant shall relieve such Lender of any of its obligations under this Agreement.

        9.7 Sharing of Payments. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

        9.8 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which counterparts taken together shall be deemed to constitute one and the same instrument.

        9.9 Headings. The Section and subsection headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

        9.10 Obligations Several. The rights and obligations of each Lender hereunder is several, and no Lender shall be responsible for the obligations of any other Lender hereunder. The amounts payable by the Company at any time hereunder or under any Note to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising hereunder and thereunder and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purpose. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity.

        9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

        9.12 Submission to Jurisdiction. The Company hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any Related Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in or designated pursuant to subsection 9.2; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        9.14 Severability. Any provision of this Agreement (or any Related Document) that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof (or thereof) or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement (or such Related Document) with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement (or such Related Document), or to otherwise amend this Agreement (or such Related Document) to achieve such result.

        9.15 Amendment and Restatement. This Agreement amends, restates and replaces the Credit Agreement in its entirety.

        9.16 DEMAND OBLIGATIONS. THE COMPANY HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING THE INCLUSION IN THIS AGREEMENT OF COVENANTS, ALL OBLIGATIONS OF THE COMPANY UNDER THIS AGREEMENT AND EACH OF THE RELATED DOCUMENTS TO WHICH IT IS A PARTY ARE PAYABLE ON DEMAND AND THAT, BUT FOR SUCH AGREEMENT, EACH LENDER WOULD NOT HAVE BEEN WILLING TO PROVIDE ANY LOANS HEREUNDER. THE COMPANY HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT ANY CLAIM OR DEFENSE AGAINST ANY LENDER THAT THE OBLIGATIONS ARE NOT DUE AND PAYABLE ON DEMAND. THE COMPANY HEREBY REPRESENTS TO EACH LENDER THAT IT HAS CONSULTED WITH COUNSEL REGARDING THE IMPLICATIONS OF SUCH WAIVERS AND AGREEMENTS AND THAT IT HAS MADE SUCH WAIVERS AND AGREEMENTS IN A KNOWING MANNER WITH A FULL UNDERSTANDING THEREOF.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        CARDMEMBER PUBLISHING CORPORATION


                                        By: /s/ Steven H. Levenherz
                                            ------------------------------------
                                            Name: Steven H. Levenherz
                                            Title: Senior Vice President


                                        per pro BROWN BROTHERS HARRIMAN & CO.,
                                        as Agent

                                            /s/ W. C. Sullivan III
                                            ------------------------------------
                                            Name: W. Carter Sullivan III
                                            Title: Senior Manager

Percentage of Maximum Amount            Lenders
- ----------------------------            -------
        100%                            per pro BROWN BROTHERS HARRIMAN &
                                        CO., as Agent


                                               /s/ W.C. Sullivan III
                                             -----------------------------------
                                             Name:   W. Carter Sullivan III
                                             Title:  Senior Manager

                                   SCHEDULE 1

                      LENDING OFFICES AND NOTICE ADDRESSES


Brown Brothers Harriman & Co.

Brown Brothers Harriman & Co.
59 Wall Street
New York, NY 10005
Attention: Chief Credit Officer
Telephone: 212-483-1818
Fax: 212-493-7280

                                  SCHEDULE 4.1

                            LIST OF LEASED PREMISES

a.      CardMember Publishing Corporation

        1.     680 Washington Blvd.  Suite 1100
               Stamford, Connecticut 06901

        2.     11043 I Street
               Omaha, Nebraska 68137

        3.     11165 Mill Valley Road
               Omaha, Nebraska 68154

        4.     Arena Tower II
               7324 Southwest Freeway, Suite 2000
               Houston, Texas 77074

                                  SCHEDULE 5.7

                              MATERIAL LITIGATION

        The Company is named as a defendant in a lawsuit brought by Thomas St. Denis in the Superior Court, Judicial District of Stamford/Norwalk at Stamford (Connecticut).

                                 SCHEDULE 5.18

                         LIST OF EMPLOYMENT AGREEMENTS

        1. Agreement dated as of July 31, 1989 between CardMember Publishing Corporation and Gary Johnson

        2. Agreement dated as of July 31, 1989 between CardMember Publishing Corporation and Thomas St. Denis

        3. Agreement dated as of July 31, 1989 between CardMember Publishing Corporation and Dennis P. Walker

        4.     Employee, Director and Executive Stock Option Plans